UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2008

VIRAGE LOGIC CORPORATION
(Exact name of registrant as specified in its charter)

000-31089
(Commission File Number)

Delaware	77-0416232
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway
Fremont, California 94538
(Address of principal executive offices, with zip code)

(510) 360-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On December 17, 2008, Virage Logic Corporation (the “Company”) issued a press release announcing it is revoking its proposal to acquire LogicVision for $1.05 per share in cash.  The proposal, made public on December 3, 2008, offered a premium of 114% to LogicVision’s closing price of $0.49 on December 1, 2008, and valued LogicVision at approximately $10.0 million.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated December 17, 2008, entitled "Virage Logic Revokes Proposal to Acquire LogicVision."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGE LOGIC CORPORATION

Date:	December 17, 2008	By:	/s/ Brian Sereda
Brian Sereda
Chief Financial Officer and
Vice President of Finance

EXHIBIT INDEX

99.1	Press release dated December 17, 2008, entitled "Virage Logic Revokes Proposal to Acquire LogicVision."